Exhibit 10.1

Summary of the Compensation of the Non-employee

Directors of AngioDynamics, Inc.

Annual Cash Retainers (payable in quarterly installments):
All Board Members	$24,000

Additional Cash Retainer

Audit Committee Chair	$1,000 (monthly)
Chairman of the Board	$2,000 (monthly)
Compensation Committee Chair	$5,000 (annually)
Nominating and Corporate Governance Chair	$5,000 (annually)

Board and Committee Meetings Fees:
Board	$1,500/meeting
Committees
Chairman	$1,500/meeting
Members	$750/meeting

Equity Grants:
Initial grant to new Directors:
Option for 25,000 shares (48-months vesting period) under the Company’s 2004 Stock and Incentive Award Plan (the “2004 Plan”)

Annual grant to each Director:
Option for 6,000 shares (36-month vesting period) under the 2004 Plan.